MasterCard Incorporated Reports
First-Quarter 2015 Financial Results

•	First-quarter net income of $1.0 billion, or $0.89 per diluted share

•	First-quarter net revenue increase of 3%, to $2.2 billion

•	First-quarter gross dollar volume up 12% and purchase volume up 12%

Purchase, NY, April 29, 2015 - MasterCard Incorporated (NYSE: MA) today announced financial results for the first quarter of 2015. The company reported net income of $1.0 billion, an increase of 17% or 24% adjusted for currency, and earnings per diluted share of $0.89, up 22% or 29% adjusted for currency, in each case versus the year-ago period. Acquisitions had a $0.02 dilutive impact on earnings per diluted share.

Net revenue for the first quarter of 2015 was $2.2 billion, a 3% increase versus the same period in 2014 as-reported and an 8% increase adjusted for currency. Net revenue growth was driven by the impact of the following:

•	An increase in cross-border volumes of 19%;

•	A 12% increase in gross dollar volume, on a local currency basis, to $1.1 trillion; and

•	An increase in processed transactions of 12%, to 11.0 billion.

These factors were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes. Acquisitions contributed 2 percentage points to total net revenue growth.

Worldwide purchase volume during the quarter was up 12% on a local currency basis versus the first quarter of 2014, to $783 billion. As of March 31, 2015, the company’s customers had issued 2.2 billion MasterCard and Maestro-branded cards.

“We are managing well, despite a mixed economic environment and challenging currency situation,” said Ajay Banga, president and CEO, MasterCard. “The underlying fundamentals of our business remain unchanged, driving our ability to sign new agreements with Citi and Itaú, work with digital giants and expand our support of the merchant community. This, combined with our focus on costs, allowed us to continue to deliver solid results in the first quarter.”

Total operating expenses decreased 1%, or increased 3% when adjusted for currency, to $879 million during the first quarter of 2015 compared to the same period in 2014. While the company continued to make strategic investments, foreign exchange gains and ongoing cost management helped to moderate overall expenses, despite the 9 percentage points contributed by acquisitions. The foreign exchange gains related to currency hedging and balance sheet remeasurement, including the impact of devaluation of the Venezuelan Bolivar.

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Operating income for the first quarter of 2015 increased 5%, or 12% adjusted for currency, versus the year-ago period and the company delivered an operating margin of 60.6%.

MasterCard reported other expense of $11 million in the first quarter of 2015 versus $4 million in the first quarter of 2014. The change was mainly driven by higher interest expense related to the company’s inaugural debt issuance in March 2014.

MasterCard’s effective tax rate was 23.9% in the first quarter of 2015, versus a rate of 32.0% in the comparable period in 2014. The decrease was primarily due to the recognition of a discrete U.S. foreign tax credit benefit, a larger repatriation benefit and a more favorable mix of taxable earnings.

During the first quarter of 2015, MasterCard repurchased approximately 11 million shares of Class A common stock at a cost of approximately $947 million. Quarter-to-date through April 22nd, the company repurchased an additional 2.7 million shares at a cost of approximately $240 million, with $2.8 billion remaining under the current repurchase program authorization.

First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter financial results.

The dial-in information for this call is 866-393-4306 (within the U.S.) and 734-385-2616 (outside the U.S.), and the passcode is 10371164. A replay of the call will be available for 30 days and can be accessed by dialing 855-859-2056 (within the U.S.) and 404-537-3406 (outside the U.S.), and using passcode 10371164.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor.

Non-GAAP Financial Information

The presentation of growth rates adjusted for currency represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates.

About MasterCard Incorporated

MasterCard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. MasterCard’s products and solutions make everyday commerce activities – such as shopping, traveling, running a business and managing finances – easier, more secure and more efficient for everyone. Follow us on Twitter @MasterCardNews, join the discussion on the Cashless Pioneers Blog and subscribe for the latest news on the Engagement Bureau.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, statements related to our results and how we are managing our business, including our relationships with our stakeholders and other partners.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2014, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2015, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper or Matt Lanford, investor_relations@mastercard.com, 914-249-4565
Media Relations: Seth Eisen, Seth_Eisen@mastercard.com, 914-249-3153

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
	(in millions, except per share data)
Net Revenue	$2,230	$2,172
Operating Expenses
General and administrative	650	665
Advertising and marketing	142	149
Depreciation and amortization	87	73
Total operating expenses	879	887
Operating income	1,351	1,285
Other Income (Expense)
Investment income	9	7
Interest expense	(17)	(6)
Other income (expense), net	(3)	(5)
Total other income (expense)	(11)	(4)
Income before income taxes	1,340	1,281
Income tax expense	320	411
Net Income	$1,020	$870

Basic Earnings per Share	$0.89	$0.73
Basic Weighted-Average Shares Outstanding	1,148	1,185
Diluted Earnings per Share	$0.89	$0.73
Diluted Weighted-Average Shares Outstanding	1,152	1,189

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31, 2015	December 31, 2014
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$4,207	$5,137
Restricted cash for litigation settlement	540	540
Investment securities available-for-sale, at fair value	1,589	1,168
Accounts receivable	1,072	1,109
Settlement due from customers	1,070	1,052
Restricted security deposits held for customers	953	950
Prepaid expenses and other current assets	644	741
Deferred income taxes	273	300
Total Current Assets	10,348	10,997
Property, plant and equipment, net of accumulated depreciation of $451 and $437, respectively	602	615
Deferred income taxes	76	96
Goodwill	1,469	1,522
Other intangible assets, net of accumulated amortization of $703 and $663, respectively	648	714
Other assets	1,490	1,385
Total Assets	$14,633	$15,329
LIABILITIES AND EQUITY
Accounts payable	$406	$419
Settlement due to customers	1,201	1,142
Restricted security deposits held for customers	953	950
Accrued litigation	731	771
Accrued expenses	2,169	2,439
Other current liabilities	477	501
Total Current Liabilities	5,937	6,222
Long-term debt	1,495	1,494
Deferred income taxes	102	115
Other liabilities	765	674
Total Liabilities	8,299	8,505
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000,000,000 shares, 1,366,722,923 and 1,352,378,383 shares issued and 1,118,832,686 and 1,115,369,640 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200,000,000 shares, 24,123,365 and 37,192,165 issued and outstanding, respectively	—	—
Additional paid-in-capital	3,883	3,876
Class A treasury stock, at cost, 247,890,237 and 237,008,743 shares, respectively	(10,949)	(9,995)
Retained earnings	14,006	13,169
Accumulated other comprehensive income (loss)	(639)	(260)
Total Stockholders’ Equity	6,301	6,790
Non-controlling interests	33	34
Total Equity	6,334	6,824
Total Liabilities and Equity	$14,633	$15,329

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
	(in millions)
Operating Activities
Net income	$1,020	$870
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	184	164
Depreciation and amortization	87	73
Share-based payments	(53)	(74)
Deferred income taxes	37	(67)
Other	(37)	2
Changes in operating assets and liabilities:
Accounts receivable	(30)	(15)
Income taxes receivable	(63)	—
Settlement due from customers	(108)	(129)
Prepaid expenses	(57)	(180)
Accrued litigation and legal settlements	(40)	(27)
Accounts payable	1	(46)
Settlement due to customers	158	(55)
Accrued expenses	(214)	29
Net change in other assets and liabilities	26	23
Net cash provided by operating activities	911	568
Investing Activities
Purchases of investment securities available-for-sale	(1,123)	(619)
Acquisition of businesses, net of cash acquired	(12)	(146)
Purchases of property, plant and equipment	(31)	(25)
Capitalized software	(26)	(24)
Proceeds from sales of investment securities available-for-sale	516	341
Proceeds from maturities of investment securities available-for-sale	166	425
Decrease in restricted cash for litigation settlement	—	183
Other investing activities	(9)	(5)
Net cash (used in) provided by investing activities	(519)	130
Financing Activities
Purchases of treasury stock	(947)	(1,669)
Proceeds from debt	—	1,487
Dividends paid	(184)	(131)
Tax benefit for share-based payments	27	38
Cash proceeds from exercise of stock options	10	8
Other financing activities	(6)	(12)
Net cash used in financing activities	(1,100)	(279)
Effect of exchange rate changes on cash and cash equivalents	(222)	1
Net (decrease) increase in cash and cash equivalents	(930)	420
Cash and cash equivalents - beginning of period	5,137	3,599
Cash and cash equivalents - end of period	$4,207	$4,019

Non-Cash Investing and Financing Activities
Fair value of assets acquired, net of cash acquired	$13	$246
Fair value of liabilities assumed related to acquisitions	$—	$42

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 months ended March 31, 2015
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$329	8.8%	15.0%	$220	15.2%	2,659	$109	14.5%	1,005	463	494
Canada	30	2.2%	15.0%	28	17.2%	393	2	-9.6%	5	45	53
Europe	286	-8.4%	15.1%	200	13.1%	3,939	85	19.9%	666	365	382
Latin America	80	-3.6%	14.2%	48	18.4%	1,340	32	8.4%	212	138	158
Worldwide less United States	724	-0.3%	14.9%	496	14.8%	8,331	228	15.3%	1,888	1,010	1,088
United States	339	6.6%	6.6%	287	7.1%	5,116	52	3.8%	326	328	365
Worldwide	1,063	1.8%	12.1%	783	11.8%	13,448	280	12.9%	2,215	1,338	1,452
MasterCard Credit and Charge Programs
Worldwide less United States	422	-1.6%	11.1%	383	12.4%	5,169	39	-0.6%	182	514	579
United States	152	5.4%	5.4%	146	6.1%	1,609	6	-10.2%	7	153	184
Worldwide	574	0.2%	9.5%	529	10.6%	6,778	45	-2.0%	190	667	763
MasterCard Debit Programs
Worldwide less United States	302	1.6%	20.8%	113	23.5%	3,163	189	19.2%	1,706	496	508
United States	187	7.6%	7.6%	141	8.1%	3,507	46	6.0%	319	175	181
Worldwide	489	3.8%	15.4%	254	14.5%	6,670	235	16.4%	2,025	671	689
	For the 3 months ended March 31, 2014
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$302	12.5%	19.0%	$202	18.5%	2,200	$100	20.2%	883	401	430
Canada	29	-2.0%	7.2%	27	9.0%	336	2	-9.7%	5	40	48
Europe	312	13.6%	14.7%	213	11.0%	3,250	99	23.3%	596	319	335
Latin America	83	2.8%	15.4%	49	21.8%	1,195	33	7.1%	199	125	144
Worldwide less United States	726	11.1%	16.2%	491	14.9%	6,979	235	19.0%	1,684	885	958
United States	318	8.3%	8.3%	268	8.8%	4,718	50	5.8%	311	300	337
Worldwide	1,044	10.2%	13.7%	759	12.7%	11,697	286	16.5%	1,995	1,185	1,295
MasterCard Credit and Charge Programs
Worldwide less United States	429	7.6%	12.4%	381	13.4%	4,624	48	4.7%	198	493	557
United States	144	8.0%	8.0%	138	8.0%	1,510	7	8.0%	6	145	176
Worldwide	573	7.7%	11.2%	518	11.9%	6,134	55	5.1%	204	638	733
MasterCard Debit Programs
Worldwide less United States	298	16.6%	22.2%	110	20.3%	2,356	187	23.4%	1,486	392	401
United States	174	8.5%	8.5%	130	9.6%	3,208	43	5.4%	305	155	161
Worldwide	471	13.5%	16.8%	240	14.3%	5,563	231	19.5%	1,791	547	562
APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts and cards on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts that do not generally have physical cards associated with them.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

In 2014 Q2, a large customer revised their number of MasterCard credit cards to exclude inactive cards. Data for the comparable periods in 2013 have been revised to be consistent with this approach. MasterCard revenue is not impacted from these historical changes.

Performance information for prior periods can be found in the “Investor Relations” section of the MasterCard website at www.mastercard.com/investor.